EXECUTION COPY

AMENDMENT NO. 1

AMENDMENT NO. 1 dated as of July 3, 2007 (this “Amendment No. 1”) between MORRIS PUBLISHING GROUP, LLC (the “Borrower”), MORRIS COMMUNICATIONS COMPANY, LLC (“MCC”), the SUBSIDIARY GUARANTORS party hereto (the “Subsidiary Guarantors”), MORRIS COMMUNICATIONS HOLDING COMPANY, LLC (“Holdings”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders party to the Credit Agreement referenced below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, MCC, the lenders party thereto and the Administrative Agent are parties to a Credit Agreement dated as of December 14, 2005 (as modified and supplemented and in effect immediately prior to the effectiveness of this Amendment No. 1, the “Credit Agreement”).  The Borrower, MCC, the Subsidiary Guarantors, Holdings and the Administrative Agent (pursuant to authority granted by and having obtained all necessary consents of the Required Lenders party to the Credit Agreement) wish now to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent specified in Section 4 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01.  References Generally.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02.  Financial Covenants.  Section 6.06 of the Credit Agreement shall be amended to read in its entirety as follows:

(a)  Cash Flow Ratio.  MCC will not permit the Cash Flow Ratio and the Senior Cash Flow Ratio to exceed the following respective amounts at any time during the following respective periods:

Period	Cash Flow Ratio	Senior Cash Flow Ratio
From the Effective Date through but excluding June 30, 2007	6.00 to 1	4.00 to 1
From and including June 30, 2007 through but excluding December 31, 2008	6.50 to 1	3.50 to 1
At all times after and including December 31, 2008	5.50 to 1	3.50 to 1

(b) Fixed Charge Coverage Ratio. MCC will not permit the Fixed Charge Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

Period	Fixed Charge Coverage Ratio
From the Effective Date through but excluding June 30, 2007	1.05 to 1
From and including June 30, 2007 through but excluding December 31, 2008	1.00 to 1
At all times after and including December 31, 2008	1.05 to 1

(c)  Interest Coverage Ratio.  MCC will not permit the Interest Coverage Ratio to be less than the following respective amounts at any time during the following respective periods:

Period	Interest Coverage Ratio
From the Effective Date through but excluding June 30, 2007	2.25 to 1
From and including June 30, 2007 through but excluding December 31, 2008	1.75 to 1
At all times after and including December 31, 2008	2.50 to 1

Section 3.  Representations and Warranties.  Each of the Borrower, MCC, Holdings and the Subsidiary Guarantors represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries that (i) the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and complete as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date) and (ii) after giving effect to this Amendment No. 1, no Default or Event of Default has occurred and is continuing.

Section 4.  Conditions Precedent.  The amendments set forth in Section 2 hereof shall become effective as of the date hereof upon (i) receipt by the Administrative Agent of executed counterparts of this Amendment No. 1 from the Borrower, MCC, each Subsidiary Guarantor and Holdings, and execution hereof by the Administrative Agent and (ii) payment by MCC to the Lenders consenting to this Amendment No. 1 the fees that MCC shall have agreed to be paid to such consenting Lenders.

Section 5.  Security Documents. Each of the Borrower, MCC, Holdings and the Subsidiary Guarantors confirms its obligations under the Security and Guarantee Agreement, the Pledge Agreement, the Mortgages and the other Security Documents, as applicable.

Section 6.  Miscellaneous.  Except as herein provided, each of the Credit Agreement, the Security and Guarantee Agreement, the Pledge Agreement and the other Loan Documents shall remain unchanged and in full force and effect.  This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.  This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

JPMORGAN CHASE BANK, N.A
as Administrative Agent

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer Tittle: Executive Director

MORRIS PUBLISHING GROUP, LLC

By:	/s/ Craig S. Mitchell
Name: Craig S. Mitchell Tittle: Senior Vice President-Finance

MORRIS COMMUNICATIONS COMPANY, LLC

By:	/s/ Craig S. Mitchell
Name: Craig S. Mitchell Tittle: Senior Vice President-Finance

MORRIS COMMUNICATIONS HOLDING COMPANY, LLC

By:	/s/ Craig S. Mitchell
Name: Craig S. Mitchell Tittle: Senior Vice President-Finance

MORRIS PUBLISHING FINANCE CO.

YANKTON PRINTING COMPANY

BROADCASTER PRESS, INC.

THE SUN TIMES, LLC

HOMER NEWS, LLC

LOG CABIN DEMOCRAT, LLC

ATHENS NEWSPAPERS, LLC

SOUTHEASTERN NEWSPAPERS COMPANY, LLC

STAUFFER COMMUNICATIONS, INC.

FLORIDA PUBLISHING COMPANY

THE OAK RIDGER, LLC

MPG ALLEGAN PROPERTY, LLC

MPG HOLLAND PROPERTY, LLC

MCC RADIO, LLC

MCC OUTDOOR, LLC

MCC MAGAZINES, LLC

MCC EVENTS, LLC

HIPPODROME, LLC

BEST READ GUIDES FRANCHISE COMPANY, LLC

MORRIS VISITOR PUBLICATIONS, LLC

BEST READ GUIDES OF NEVADA, LLC

MORRIS BOOK PUBLISHING, LLC
THE LYONS PRESS, INC.

MORRIS AIR, LLC

MCC HARBOUR CONDO, LLC

MCC CUTTER COURT, LLC

MORRIS DIGITAL WORKS, LLC

MSTAR SOLUTIONS, LLC

MVP FRANCE, LLC

MVP GLOBAL, LLC

SOUTHWESTERN NEWSPAPERS COMPANY, L.P

By:	/s/ Craig S. Mitchell
Name: Craig S. Mitchell Tittle: Senior Vice President-Finance